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                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

            In connection with the Annual Report of Mills Music Trust (the "Trust") on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, Marcia Markowski, the Trust officer of the corporate trustee, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

            1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.*

* The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.

Date: March 30, 2004

                                     /s/ Marcia Markowski
                                     -------------------------------------------
                                     Marcia Markowski
                                     Trust officer of the corporate trustee